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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 333-00000) and related Prospectus of Concord Camera Corp. for the registration of $15,000,000 of 11% Senior Notes, and to the incorporation by reference therein of our report dated August 24, 1998, with respect to the consolidated financial statements and schedule of Concord Camera Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                                 /s/  Ernst & Young LLP
                                                 -------------------------------
MetroPark, New Jersey
September 28, 1998